EXHIBIT 32.02

Certifying Statement of the Chief Financial Officer pursuant to
Section 906 of the Sarbanes-Oxley Act

In connection with the Quarterly Report of Gold Star Tutoring Services, INC. (the "Company") on Form 10-Q for the quarterly period ended March 31, 2009as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert M. Kline, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Gold Star Tutoring Services, INC. and will be retained by Gold Star Tutoring Services, INC. and furnished to the Securities and Exchange Commission or its staff upon request.

April 30, 2009

            /s/ Robert M. Kline__________________

Robert M. Kline, Treasurer

Chief Financial Officer

Principal Accounting and Financial Officer